EXHIBIT 22

                          SUBSIDIARIES OF THE COMPANY

                                                                              STATE OR COUNTRY
    SUBSIDIARIES OF THE COMPANY:                                              OF INCORPORATION
- --------------------------------------------------------------------------    ----------------
Hi-Shear Corporation......................................................   Delaware
Hi-Shear Automotive Corp..................................................   Delaware
Defense Systems Corporation...............................................   Nevada
HSI Properties, Inc.......................................................   Delaware
Hi-Shear Holdings Limited.................................................   United Kingdom
Hi-Shear Fasteners Europe Ltd.............................................   United Kingdom

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